UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 7, 2014

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Supreme Industries, Inc. (the “Company”) was held on May 7, 2014, in Goshen, Indiana, at which the following matters were submitted for a vote to our stockholders:

(1)           To elect three Class A and seven Class B director nominees to serve until the next annual meeting and until their successors have been elected and qualified.  All nominees were elected as directors with the following vote:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Class A
Edward L. Flynn	8,179,306	470,981	779,341	3,402,311
Mark C. Neilson	8,175,965	471,485	782,178	3,402,311
Mark D. Weber	7,769,415	1,652,545	7,668	3,402,311

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Class B
Peter D. Barrett	1,744,376	—	N/A
William J. Barrett	1,744,376	—	N/A
Robert J. Campbell	1,744,376	—	N/A
Arthur J. Gajarsa	1,744,376	—	N/A
Herbert M. Gardner	1,744,376	—	N/A
Thomas B. Hogan, Jr.	1,744,376	—	N/A
Wayne A. Whitener	1,744,376	—	N/A

(2)           To amend the Certificate of Incorporation of the Company to increase the aggregate number of shares of Class A Common Stock that the Company is authorized to issue from 20,000,000 to 25,000,000 shares by adopting the following resolution:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the first sentence of Article 4.a. thereof so that, as amended, the first sentence of said Article shall be and read as follows:

“4.a.  Class A Common Stock.  The aggregate number of shares of Class A Common Stock which the Corporation may issue is 25,000,000 shares with a par value of $.10.”

Votes For	Votes Against	Abstentions	Broker Non-Votes

12,769,950	1,028,388	777,977	N/A

(3)           To ratify the selection of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2014 which was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

14,167,050	140,287	268,978	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: May 13, 2014	By:	/s/ Mark D. Weber
Mark D. Weber
President and Chief Executive Officer